PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 7, 1996)

                                 $3,000,000,000

                            THE WALT DISNEY COMPANY

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                             ---------------------

    The Walt Disney Company ("Disney") may offer from time to time Medium-Term Notes (the "Notes") having an aggregate initial offering price of up to $3,000,000,000 or the equivalent thereof in one or more foreign or composite currencies or currency units. Each Note will mature on a Business Day nine months or more from the date of issue, as selected by the purchaser and agreed to by Disney, and may be subject to redemption or repurchase by Disney, in whole or in part, prior to its Stated Maturity, as set forth therein and specified in a pricing supplement hereto (each, a "Pricing Supplement"). Each Note will be denominated in U.S. dollars or in one or more foreign or composite currencies or currency units as set forth in an applicable Pricing Supplement to this Prospectus Supplement. See "Important Currency Information" and "Currency Risks." Each Note will bear interest at either a fixed rate (a "Fixed Rate Note"), which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or a floating rate (a "Floating Rate Note") as set forth in the applicable Pricing Supplement. See "Description of the Notes" herein and "Description of the Debt Securities" in the accompanying Prospectus. Interest on Fixed Rate Notes will accrue from their date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on February 1 and August 1 of each year and at Maturity. The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually, and interest on each Floating Rate Note will accrue from its date of issue and will be payable in arrears monthly, quarterly, semiannually or annually, in each case as set forth therein and specified in the applicable Pricing Supplement, and at Maturity. If provided in an applicable Pricing Supplement, the Notes may be subject to redemption, in whole or in part, at the option of Disney. In addition, unless specified in an applicable Pricing Supplement, the Notes will not be subject to repurchase by Disney at the option of the Holder thereof. See "Description of the Notes -- Redemption or Repurchase."

    Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or definitive form (a "Definitive Note"), as set forth in the applicable Pricing Supplement. Each Book-Entry Note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or such other depositary as is identified in an applicable Pricing Supplement) (the "Depository") and registered in the name of the Depository's nominee. Interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Book-Entry Notes will not be issuable as Definitive Notes except under the limited circumstances described herein. See "Description of the Notes -- Book-Entry Notes."
                         ------------------------------

THESE SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES  AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR ANY
    SUPPLEMENT  HERETO.  ANY REPRESENTATION  TO THE  CONTRARY IS  A CRIMINAL
                                    OFFENSE.

                                           AGENTS'
                    PRICE TO            DISCOUNTS AND                  PROCEEDS TO
                    PUBLIC(1)          COMMISSIONS(2)                 COMPANY(2)(3)
                 ---------------  -------------------------  -------------------------------
Per Note.......       100%               .125%-.750%                 99.875%-99.250%
Total (4)......  $3,000,000,000    $3,750,000-$18,750,000     $2,996,250,000-$2,981,250,000

------------------------------
(1) Unless otherwise specified in an applicable Pricing Supplement, the Notes will be issued at 100% of their principal amount.
(2) Disney will pay a commission, ranging from .125% to .750% of the principal amount (or in the case of a Note issued with original issue discount, the price to public) of Notes with a term of less than 30 years sold through an Agent (as defined below), to such Agent and may sell Notes to an Agent, as principal, for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale, in either case as determined by such Agent or, if so agreed, at a fixed public offering price. Commissions with respect to sales of Notes with a Stated Maturity of 30 years or more will be agreed to by Disney and the applicable Agent at the time of such sale. Disney has agreed to indemnify the Agents against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(3)  Before deducting expenses payable by Disney estimated at $750,000.
(4) Or the equivalent thereof in one or more foreign or composite currencies or currency units.

                         ------------------------------

    The Notes are being offered on a continuing basis by Disney through the Agents, who have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. Disney may also sell Notes to an Agent, as principal, for resale to investors or other purchasers and has reserved the right to sell Notes to or through others and directly to investors on its own behalf. Disney reserves the right to cancel or modify the offer made hereby without notice. No termination date has been established for the offering of the Notes. Disney or an Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution." The Notes will not be listed on any securities exchange and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes.
                         ------------------------------
BEAR, STEARNS & CO. INC.
           CS FIRST BOSTON
                      GOLDMAN, SACHS & CO.
                                  LEHMAN BROTHERS
                                             MERRILL LYNCH & CO.
                                                         J.P. MORGAN & CO.
                                                            MORGAN STANLEY & CO.

       INCORPORATED

                    ----------------------------------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 7, 1996.

                                USE OF PROCEEDS

    Disney intends to use the net proceeds from the sale of the Notes (estimated to be from approximately $2.981 billion to approximately $2.996 billion) for general corporate purposes, including, without limitation, the repayment of commercial paper and other borrowings outstanding from time to time, capital expenditures and the repurchase from time to time of outstanding shares of Disney's common stock.

                            DESCRIPTION OF THE NOTES

    The Notes will be issued as a series of senior debt securities under an Indenture, dated as of March 7, 1996 (the "Indenture"), between Disney and Citibank, N.A., a national banking association, as trustee (the "Trustee"). The following summary of certain provisions of the Notes and of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, the form of which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. Capitalized terms used but not defined herein or in the accompanying Prospectus have the meanings given to them in the Indenture. The term "Securities," as used under this caption, refers to all Securities issued and issuable from time to time under the Indenture and includes the Notes. The following description will apply to the Notes unless otherwise specified in a Pricing Supplement.

    Each Note will be denominated either in U.S. dollars or in one or more foreign or composite currencies or currency units (a "Denominated Currency"). The applicable Pricing Supplement will specify such Denominated Currency and the currency, which may be U.S. dollars or one or more foreign or composite currencies or currency units (such as the European Currency Unit or "ECU"), in which the principal and interest with respect to such Note shall be paid (the "Payment Currency"). The Denominated Currency and the Payment Currency may be the same currency or different currencies. If the Denominated Currency or the Payment Currency is not U.S. dollars, the applicable Pricing Supplement shall also include any other terms relating to such currency or currencies, including exchange rates as against the U.S. dollar at selected times during the last five years, and any exchange controls affecting such Denominated Currency or Payment Currency. See "Important Foreign Currency Information," "Foreign Currency Risks" and "Certain United States Federal Tax Considerations."

    References herein to "U.S. dollars," "U.S. $" or "$" are to the currency of the United States of America.

GENERAL

    All Securities, including the Notes, issued and to be issued under the Indenture will be senior unsecured obligations of Disney and will rank PARI PASSU with all other senior unsecured indebtedness of Disney from time to time outstanding. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by Disney for each series. Disney may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes or other Securities under the Indenture in addition to the $3,000,000,000 aggregate initial offering price of Securities authorized under the Indenture as of the date of this Prospectus Supplement, none of which has heretofore been issued.

    The Notes are obligations exclusively of Disney. The operations of Disney are conducted almost entirely through subsidiaries. Accordingly, the cash flow and the consequent ability to service debt of Disney, including the Notes, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Disney, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Disney by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of Disney to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Disney is itself recognized as a creditor of such subsidiary, in which case the claims of Disney would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Disney. As of December 31, 1995, on a pro forma basis as if the acquisition of Capital Cities/ABC, Inc. had occurred at such date, Disney's subsidiaries would have had approximately $10.4 billion of indebtedness outstanding. The Indenture does not limit Disney's or Disney's subsidiaries' ability to incur additional indebtedness in the future.

    The Notes offered pursuant hereto are limited to $3,000,000,000 aggregate initial offering price or the equivalent thereof in one or more foreign or composite currencies or currency units. The aggregate principal amount of Notes that may be issued may be reduced to the extent that Disney issues any securities, other than Notes offered hereby, under the registration statement of which this Prospectus Supplement constitutes a part. The Notes will be offered on a continuing basis and will mature on a Business Day (as defined herein) nine months or more from the date of issue, as selected by the purchaser and agreed to by Disney. Interest-bearing Notes will bear interest at either a fixed rate ("Fixed Rate Notes"), or a rate determined by reference to one or more Base Rates (as defined herein), which may be adjusted by a Spread or Spread Multiplier (as defined herein) ("Floating Rate Notes"). In no event will the rate of interest payable on any Fixed Rate Note or Floating Rate Note be in excess of the maximum rate of interest permitted by applicable law. Discount Notes (as defined herein) may be issued at significant discounts from their principal amount payable at Stated Maturity and some Discount Notes may be zero coupon Notes which will not bear interest. Unless otherwise specified in an applicable Pricing Supplement, the Notes will be denominated and will be payable in U.S. dollars.

    Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by Disney from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by Disney. Interest rates offered by Disney with respect to the Notes may differ, depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

    Each Note will be a Book-Entry Note or a Definitive Note, in denominations of $1,000 or any integral multiple of $1,000. Book-Entry Notes may be transferred or exchanged only through a participating member of the Depository. See "Book-Entry Notes." Registration of transfers of Definitive Notes will be made at the Corporate Trust Office of the Trustee. No service charge will be made by Disney, the Trustee or the Registrar for any such registration of transfer or exchange of Notes, but Disney may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.9, 3.6 or 9.5 of the Indenture, not involving any transfer).

    Notes denominated in a Denominated Currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $1,000 or any integral multiple of the equivalent of U.S. $1,000, as determined by reference to the noon U.S. dollar buying rate in New York City for cable transfers of such Denominated Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") for the Business Day immediately preceding the date of issuance; PROVIDED, HOWEVER, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, for the Business Day immediately preceding the date of issuance.

    Payments of principal of and interest, if any, on Book-Entry Notes will be made by Disney through the Trustee to the Depository. See "Book-Entry Notes." In the case of Definitive Notes, payment of principal at the Stated Maturity of each Definitive Note (or on any prior date on which the principal or an installment of principal of such Definitive Note becomes due and payable, whether by declaration of acceleration, call for redemption, put for repurchase, or otherwise) (each such date, a "Maturity"), will be made upon presentation of the Definitive Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as Disney may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Definitive Note shall be made. Payment of interest due on Definitive Notes other than at Maturity will be made at the Corporate Trust Office of the Trustee or, at the option of Disney, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities.

    The Indenture does not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Disney that may adversely affect holders of the Notes.

    As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that with respect to Notes the payment of which is to be made in a Denominated Currency other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Denominated Currency (or, in the case of ECUs, is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU's shall not be made); PROVIDED, HOWEVER, that, with respect to LIBOR Notes, such day is also a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made.

    "Discount Note" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the Stated Maturity thereof.

PAYMENT CURRENCY

    If the applicable Pricing Supplement provides for payments of interest and principal on non-U.S. dollar denominated Notes to be made in U.S. dollars, conversion of the Payment Currency into U.S. dollars will be effected in the manner set forth in the applicable Pricing Supplement.

    Except as set forth below, if the principal of, or interest on, any Note is payable in a Payment Currency other than U.S. dollars and such Payment Currency is not available to Disney for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of Disney, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then Disney will be entitled to satisfy its obligations to Holders of such Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not then available, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Payment Currency other than U.S. dollars will not constitute an Event of Default.

    If payment on a Note is required to be made in ECUs and ECUs are unavailable due to imposition of exchange controls or other circumstances beyond the control of Disney, or are no longer used in the European Monetary System, all payments in respect of such Notes shall be made in U.S. dollars until the ECUs are available or are so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined by Disney or its agent as described below, as of the second Business Day prior to the date on which such payment is due. The component currencies of the ECU (the "Components") for purposes of such computation shall be those currencies which were components of the ECU as of the most recent date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by Disney or its agent on the basis of the most recently available Market Exchange Rate for each such Component.

    If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above made by Disney or any of its agents shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Notes.

REDEMPTION OR REPURCHASE

    Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be subject to any sinking fund. If provided in an applicable Pricing Supplement, the Notes may be subject to redemption, in whole or in part, prior to their Stated Maturity at the option of Disney or through operation of a mandatory or optional sinking fund or analogous provisions. Such Pricing Supplement will set forth the detailed terms of such redemption, including, but not limited to, the dates after or on which and the price or prices (including premium, if any) at which such Notes may be redeemed.

    Unless otherwise specified in an applicable Pricing Supplement, Notes will not be subject to purchase by Disney at the option of the Holder thereof. If a purchase date or dates (each, a "Purchase Date") with respect to a Note is specified in an applicable Pricing Supplement, on each such Purchase Date so specified, Disney will become obligated to purchase, at the option of the Holder, all or a portion of such Note for which a written notice (a "Purchase Notice") has been delivered by the Holder to the Trustee, at any time from the opening of business on the date that is 60 days prior to such Purchase Date until the close of business on the date that is 30 days prior to such Purchase Date, subject to certain additional conditions described below. The delivery to the Trustee of a Purchase Notice is irrevocable.

    Each Purchase Notice must state (i) the CUSIP numbers of the Notes to be delivered by the Holder thereof for purchase by Disney; (ii) the portion of the principal amount of Notes to be purchased, which portion must be an integral multiple of $1,000; and (iii) that such Notes are to be purchased by Disney pursuant to the applicable provisions of the Notes. Any Note which is to be purchased by Disney only in part must be surrendered at a Place of Payment therefor, and Disney will execute, and the Trustee will authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered.

    The price payable on any Purchase Date with respect to any applicable Note will be equal to the applicable purchase price (the "Purchase Price") specified in the applicable Pricing Supplement, together with accrued interest to but excluding the Purchase Date; PROVIDED, HOWEVER, that installments of interest payable prior to the Purchase Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates, all according to the provisions of the Indenture.

    If a Purchase Notice has been given with respect to an applicable Note, from and after the Purchase Date with respect to which such Purchase Notice relates (unless Disney defaults in payment of the Purchase Price and accrued interest), such Note (or portion thereof to be purchased) will cease to bear interest and all other rights of the Holder (other than the right to receive the Purchase Price, together with accrued interest to but excluding the Purchase Date, upon the delivery of the Note in accordance with its terms) will terminate. Payment of the Purchase Price, together with accrued interest to but excluding the Purchase Date, for a Note for which a Purchase Notice has been delivered is conditioned upon delivery of such Note (with, if Disney or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Disney and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, or at any other Place of Payment designated by Disney for such purpose, at any time (whether prior to, on or after the Purchase Date) after delivery of such Purchase Notice. Payment of the Purchase Price for such Note (or portion thereof to be purchased), together with accrued interest to the Purchase Date, will be made on the later of the Purchase Date or promptly following the time of delivery of such Note.

    No Notes may be purchased if there has occurred and is continuing an Event of Default (other than a default in payment of the Purchase Price, together with accrued interest, with respect to such Notes).

    Disney will not be required to (i) issue, register the transfer of or exchange any Note having a Purchase Date specified therein during a period beginning at the opening of business 15 days before the first date any Purchase Notice may be delivered to the Trustee with respect thereto and ending at the close of business on the last date a Purchase Notice may be delivered to the Trustee with respect thereto or (ii) register the transfer of or exchange any Note, or portion thereof, for which a Purchase Notice has been delivered to the Trustee, except the portion of any such Note for which the Purchase Notice has not been delivered to the Trustee.

    Disney will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable securities laws or regulations in connection with any such repurchase.

    Disney may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by Disney may be held or resold or, at the discretion of Disney, may be surrendered to the Trustee for cancellation.

    For all purposes of this Prospectus Supplement, any applicable Pricing Supplement and the Indenture, unless the context otherwise requires, all provisions relating to the redemption or purchase by Disney of Notes shall relate, in the case of any Notes redeemed or purchased or to be redeemed or purchased by Disney only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed or purchased.

INTEREST

    GENERAL

    Unless otherwise specified in an applicable Pricing Supplement, each Note will bear interest from the date of original issue at the rate per annum, or, in the case of a Floating Rate Note, pursuant to the interest rate formula, stated therein, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in a Note on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. Each interest payment shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of original issue if no interest has been paid or duly provided for with respect to such Note) to but excluding the next succeeding Interest Payment Date (an "Interest Accrual Period"). The first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. As a result of certain interest rate characteristics of the Notes, they may be issued with original issue discount for United States Federal income tax purposes. See "Certain United States Federal Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any Notes may be described in an applicable Pricing Supplement.

    FIXED RATE NOTES

    Unless otherwise specified in an applicable Pricing Supplement, the Interest Payment Dates with respect to any Fixed Rate Note will be February 1 and August 1 of each year, and the Regular Record

Dates in respect of such Interest Payment Dates will be the immediately preceding January 15 and July 15 (whether or not a Business Day), respectively. If any Interest Payment Date or Maturity of a Fixed Rate Note falls on a day that is not a Business Day with respect to such Fixed Rate Note, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day with respect to such Fixed Rate Note as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. Interest on each Fixed Rate Note will be computed on the basis of a 360-day year of twelve 30-day months.

    FLOATING RATE NOTES

    GENERAL. Unless otherwise specified in an applicable Pricing Supplement, Floating Rate Notes will be issued as described below. Interest on Floating Rate Notes will be determined by reference to a "Base Rate," which may be one or more of the following: (a) the Commercial Paper Rate (as defined below), in which case such Note will be a "Commercial Paper Rate Note;" (b) LIBOR (as defined below), in which case such Note will be a "LIBOR Note;" (c) the CD Rate (as defined below), in which case such Note will be a "CD Rate Note;" (d) the Federal Funds Rate (as defined below), in which case such Note will be a "Federal Funds Rate Note;" (e) the Treasury Rate (as defined below), in which case such Note will be a "Treasury Rate Note;" (f) the Prime Rate (as defined below), in which case such Note will be a "Prime Rate Note;" (g) the CMT Rate (as defined below), in which case such Note will be a "CMT Rate Note;" or (h) such other Base Rate or interest rate formula as may be set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest calculated by reference to the lowest of two or more Base Rates determined in the same manner as the Base Rates are determined for the types of Notes described above. Each Floating Rate Note and the applicable Pricing Supplement will specify the Base Rate or Rates applicable thereto.

    INTEREST RATE CALCULATION. The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or the lowest of two or more specified Base Rates, in either case plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate or Rates applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Base Rate or Rates to be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Base Rate or Rates are calculated. Each Floating Rate Note and the applicable Pricing Supplement will specify the Index Maturity and the Spread or Spread Multiplier, if any, applicable thereto.

    Each Floating Rate Note and the applicable Pricing Supplement will specify whether the rate of interest on such Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each, an "Interest Reset Period") and the date on which such interest rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in a Floating Rate Note and the applicable Pricing Supplement, the Interest Reset Date will be, in the case of a Floating Rate Note which resets (a) daily, each Business Day; (b) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes, which reset the Tuesday of each week, except as specified below); (c) monthly, the third Wednesday of each month; (d) quarterly, the third Wednesday of March, June, September and December of each year; (e) semiannually, the third Wednesday of each of the two months specified in such Pricing Supplement; and
(f) annually, the third Wednesday of the month specified in such Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note (or a Note for which LIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the last Business Day in the preceding month.

    The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date or Dates with respect to such Interest Reset Period will be the rate determined on the applicable "Interest Determination Date." Unless otherwise specified in an applicable Pricing Supplement, the Interest

Determination Date with respect to a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a CD Rate Note (the "CD Interest Determination Date"), a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), a Prime Rate Note (the "Prime Rate Interest Determination Date"), and a CMT Rate Note (the "CMT Interest Determination Date") will be the second Business Day preceding each Interest Reset Date, and the Interest
Determination Date with respect to a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding each Interest Reset Date. Unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date with respect to a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day in the week in which the Interest Reset Date falls on which day Treasury Bills normally would be auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday) or, if no such auction is held for a particular week, the first Business Day of that week; PROVIDED, HOWEVER, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day immediately following such auction. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Note the interest rate of which is determined with reference to two or more Base Rates will be the first Business Day which is at least two Business Days prior to such Interest Reset Date for such Note on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

    Any Floating Rate Note and the applicable Pricing Supplement may also specify either or both a maximum limit and a minimum limit on the rate at which interest may accrue during any Interest Accrual Period. In addition to any maximum interest rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

    The interest rate in effect with respect to a Floating Rate Note on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date, subject in either case to applicable provisions of law and any maximum or minimum interest rate limitation referred to above; PROVIDED, HOWEVER, that the interest rate in effect with respect to a Floating Rate Note for the period from the date of original issue to the first Interest Reset Date will be the rate specified as such therein and in the applicable Pricing Supplement (the "Initial Interest Rate").

    With respect to each Floating Rate Note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, and by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. Unless otherwise specified in an applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

    All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

    Unless otherwise specified in an applicable Pricing Supplement, the Trustee will be the "Calculation Agent" with respect to all Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. If at any time the Trustee is not the Calculation Agent, Disney will notify the Trustee of each determination of the interest rate applicable to any such Floating Rate Note promptly after such determination is made by any successor Calculation Agent. The "Calculation Date," where applicable, pertaining to any Interest Determination Date is the date by which the applicable interest rate must be calculated and will be the earlier of (a) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day and
(b) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

    INTEREST PAYMENT DATE. Except as provided below or in the applicable Pricing Supplement, the Interest Payment Date will be, in the case of a Floating Rate Note which resets (a) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of each March, June, September and December of each year, as specified therein and in the applicable Pricing Supplement; (b) quarterly, on the third Wednesday of March, June, September and December of each year; (c) semiannually, on the third Wednesday of each of the two months specified therein and in the applicable Pricing Supplement; and (d) annually, on the third Wednesday of the month specified therein and in the applicable Pricing Supplement; and, in each case, at Maturity.

    If any Interest Payment Date (other than an Interest Payment Date occurring on the Maturity Date) for a Floating Rate Note falls on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be postponed to the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note (or a Note for which LIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Note. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day with respect to such Note, the payment of principal and interest may be made on the next succeeding Business Day with respect to such Note, and no interest on such payment shall accrue for the period from and after the Maturity. Unless otherwise specified in a Floating Rate Note and the applicable Pricing Supplement, the Regular Record Date or Dates for interest payable on such Floating Rate Note will be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date or Dates.

    The interest rate in effect with respect to a Floating Rate Note from the date of issue to the first Interest Reset Date will be the Initial Interest Rate. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

    COMMERCIAL PAPER RATE NOTES

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise specified in an applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("Release H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest

Determination  Date, then  the Commercial  Paper Rate  will be  the Money Market
Yield on  such Commercial  Paper Interest  Determination Date  of the  rate  for commercial paper of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If such rate is not published in either Release H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York, New York (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with Disney) for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                           D X 360
Money Market Yield  =   -------------   X 100
                        360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    LIBOR NOTES

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in such LIBOR Notes and in an applicable Pricing Supplement. Unless otherwise specified in an applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

        (a) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either: (i) the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated Reuters LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Designated Reuters LIBOR Page ("LIBOR Reuters"), or (ii) the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the Designated Telerate LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). "Designated Reuters LIBOR Page" means the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. "Designated Telerate LIBOR Page" means the display on the Dow Jones Telerate Service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified. If fewer than two offered rates appear on the Designated Reuters LIBOR Page, or if no rate appears on the Designated Telerate LIBOR Page, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

        (b) If fewer than two offered rates appear on the Designated Reuters LIBOR Page, or if no rate appears on the Designated Telerate LIBOR Page, as applicable, LIBOR will be determined as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date on the basis of the rate at which deposits in the applicable Index Currency having the Index Maturity specified in the applicable Pricing Supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with Disney) commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center, selected by the Calculation Agent (after consultation with Disney) for loans in the applicable Index Currency to leading European banks, having the specified Index Maturity, and in a principal amount equal to an amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) and that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

    "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

    CD RATE NOTES

    CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in such CD Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in Release H.15(519) under the caption "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement set forth in the Composite Quotations under the caption "Certificates of Deposit." If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date such rate is not yet published in either Release H.15(519) or the Composite Quotations, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with Disney) for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing

Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such CD Interest Determination Date.

    CD RATE NOTES, LIKE OTHER NOTES, ARE NOT DEPOSIT OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

    FEDERAL FUNDS RATE NOTES

    Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in Release H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in the Composite Quotations under the column "Effective Rate" under the heading "Federal Funds." If, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date such rate is not yet published in either Release H.15(519) or the Composite Quotations, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York, which dealers have been selected by the Calculation Agent (after consultation with Disney), as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Federal Funds Interest Determination Date.

    TREASURY RATE NOTES

    Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in such Treasury Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise specified in an applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Rate Interest Determination Date, the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in Release H.15(519) under the heading "Treasury Bills - auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with Disney), for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Treasury Rate Interest Determination Date.

    PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in such Prime Rate Notes and in an applicable Pricing Supplement, except that the initial interest rate for each Prime Rate Note will be the rate specified in the applicable Pricing Supplement.

    Unless otherwise specified in an applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate set forth in Release H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, the Prime Rate for such Prime Rate Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, or if fewer than four such rates appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent (after consultation with Disney) from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority selected by the Calculation Agent (after consultation with Disney) to quote such rate or rates. Unless otherwise specified in the applicable Pricing Supplement, "Reuters Screen USPRIME1" means the display designated as "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    If in any month the Prime Rate is not published in Release H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Interest Rate).

    CMT RATE NOTES

    CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week, or the month, as applicable, in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity

Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Interest Determination date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent (after consultation with Disney) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent (after consultation with Disney) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent (after consultation with Disney) are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

RENEWABLE NOTES

    The Company may also issue from time to time variable rate renewable notes (the "Renewable Notes") that will bear interest at the interest rate (calculated with reference to a Base Rate and the Spread or Spread Multiplier, if any) specified in the Renewable Notes and in the applicable Pricing Supplement.

    The Renewable Notes will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates specified in the applicable Pricing Supplement (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the Holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice of such effect to the Trustee not less than nor more than a number of days to be specified in the applicable Pricing Supplement prior to such Election Date. If no such notice period is specified in the applicable Pricing Supplement, such notice shall be given no less than 30 days nor more than 60 days prior to such Election Date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Notes; provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Final Maturity Date, as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the Holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the Holder made such election.

    An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

    An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the Holder making the election or any subsequent Holder, will be binding upon such subsequent Holder.

    The Renewable Notes may be redeemed in whole or in part at the option of Disney on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement, at a redemption price as stated in the applicable Pricing Supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this Prospectus Supplement, notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least 180 days (unless otherwise specified in the applicable Pricing Supplement) prior to the date fixed for redemption.

DISCOUNT NOTES

    Discount Notes, and possibly other Notes, may be issued at a price less than their "stated redemption price at maturity" or may have certain interest payment characteristics that may result in the Notes being treated as issued with original issue discount for United States Federal income tax purposes. See "Certain United States Federal Tax Considerations." Discount Notes may bear no interest, except in the case of a default in payment of principal upon acceleration, redemption, or repurchase (if applicable), or may bear no interest for a specified period following the date of issue or may bear interest at a rate that at the time of issuance is below market rates. If any Maturity of a Discount Note which bears no interest falls on a day that is not a Business Day with respect to such Discount Note, the payment due at such Maturity will be made on the following day that is a Business Day with respect to such Discount Note as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Maturity.

    In the case of a default in payment of principal upon acceleration or redemption (if applicable) or at Stated Maturity, the Accreted Value (as defined below) of Discount Notes at the date of such default in payment shall bear interest at the "Yield to Maturity" specified in the applicable Note (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Such interest will be computed on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

    The "Accreted Value" of a Discount Note at any date shall be equal to (i) the original issue price of the Note plus (ii) the accrued amortization of original issue discount of the Note attributable ratably on a daily basis to the period from and including the original issue date to but excluding such date. The calculation of accrual of original issue discount will be computed on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

    If an Event of Default with respect to a Discount Note shall occur and be continuing, a portion of the principal of the Note may be declared due and payable in the manner and to the effect provided in the Indenture. Such portion shall be equal to the Accreted Value of the Note at the time of such declaration. Upon payment (i) of such Accreted Value and (ii) of interest on any overdue Accreted Value (to the extent that the payment of such interest shall be legally enforceable), all of Disney's obligations in respect of the payment of the principal of and interest, if any, on the Note shall terminate.

    If a bankruptcy case is commenced by or against Disney under the United States Bankruptcy Code (the "Bankruptcy Code"), it is possible that a portion of the face amount of a Discount Note would be treated as interest and the unamortized portion thereof would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not allowable as part of a claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict what portion, if any, of the face amount of a Discount Note would be treated as unmatured interest, one possible result is that the bankruptcy court might determine the amount of unmatured interest on such Note by reference to the amount of amortized original issue discount of such Note for tax purposes or the unamortized debt discount of such Note for financial accounting purposes. Each method may yield a substantially different result.

    Holders of Notes issued with original issue discount will be required to include the amount of original issue discount in income in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. See "Certain United States Federal Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any Discount Notes may be described in an applicable Pricing Supplement.

CURRENCY INDEXED NOTES

    Notes may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any Interest Payment Date, to be determined by reference to the value of one or more currencies (or composite currencies or currency units). Information as to the one or more currencies (or composite currencies or currency units) to which the principal amount payable on any principal payment date or the amount of interest payable on any Interest Payment Date is indexed, the Denominated Currency of the Note, the Payment Currency of the Note, any material currency risks relating to the specific currencies selected, and certain additional tax considerations, if any, will be set forth in the applicable Pricing Supplement. The Denominated Currency and the Payment Currency may be the same currency or different currencies. Unless otherwise specified in the applicable Pricing Supplement, interest on currency indexed Notes shall be paid in the Denominated Currency based on the face amount of the Note at the rate per annum and on the dates set forth in the applicable Pricing Supplement. Currency indexed Notes may include, but are not limited to, Notes of the types described below. An investment in a currency indexed Note involves special tax considerations. See "Certain United States Federal Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any Currency Indexed Notes may be described in an applicable Pricing Supplement.

    CURRENCY LINKED SECURITIES ("CLS")

    CLS are Notes pursuant to which the principal amount payable at Stated Maturity equals the Payment Currency equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currency or currency unit) (the "Indexed Currency"). Generally, the fixed amount of Indexed Currency to which the principal of a CLS will be linked will be approximately equal in value to the face amount of the CLS in the Denominated Currency based on the exchange rate between the Indexed Currency and the Denominated Currency in effect at the time of pricing. The Denominated Currency, the Indexed Currency and the Payment Currency will be identified in the applicable Pricing Supplement. In addition, the fixed amount of the Indexed Currency to which the principal of the CLS is linked will be set forth in the applicable Pricing Supplement for a specific representative face amount of the CLS as well as for the aggregate face amount of all CLS forming part of the same issue (the "Conversion Reference Amount").

    Holders of CLS may receive an amount of principal greater than, less than or equal in value to the face amount of CLS, depending on the change, if any, from the issue date to the date which is two Exchange Rate Days (as defined below) prior to Stated Maturity, in the relative exchange rates of the Denominated Currency, the Payment Currency and the Indexed Currency.

    If the Payment Currency and the Indexed Currency are not the same, the Payment Currency equivalent of the Indexed Currency amount on any date shall be determined in the manner specified in the applicable Pricing Supplement.

    REVERSE CURRENCY LINKED SECURITIES ("REVERSE CLS")

    Reverse CLS are Notes pursuant to which the principal amount payable at Stated Maturity equals the Payment Currency equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currencies or currency units) (the "First Indexed Currency") minus the amount of the Payment Currency equivalent at Stated Maturity of a fixed amount of another designated currency (or composite currency or currency units) (the "Second Indexed Currency"); PROVIDED, HOWEVER, that the minimum principal amount payable at Stated Maturity shall be zero. Generally, the fixed amount of the First Indexed Currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to twice the face amount of the Reverse CLS in the Denominated Currency, and the fixed amount of the Second Indexed Currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to the face amount of the Reverse CLS in the Denominated Currency, in each case based on the exchange rate between each Indexed Currency and the Denominated Currency in effect at the time of pricing.

    Holders of Reverse CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Reverse CLS, depending on the change, if any, from the issue date to the date which is two Exchange Rate Days prior to Stated Maturity in the relative exchange rates of the Denominated Currency, the Payment Currency and the First and Second Indexed Currencies.

    The Denominated Currency, the First and Second Indexed Currencies and the Payment Currency will be identified in the applicable Pricing Supplement. In addition, the fixed amounts of the First and Second Indexed Currencies to which the principal of the Reverse CLS is linked shall be set forth in the applicable Pricing Supplement for a specific representative face amount of the Reverse CLS as well as for the aggregate face amount of all Reverse CLS forming part of the same issue (respectively, the "First Conversion Reference Amount" and the "Second Conversion Reference Amount").

    If the Payment Currency and the First Indexed Currency or the Second Indexed Currency are not the same, the Payment Currency equivalent of the First Indexed Currency amount or the Second Indexed Currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable Pricing Supplement.

    MULTICURRENCY CURRENCY LINKED SECURITIES ("MULTICURRENCY CLS")

    Multicurrency CLS are Notes pursuant to which the principal amount payable at Stated Maturity equals the Payment Currency equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currency or currency units) (the "First Indexed Currency") plus or minus the Payment Currency equivalent at Stated Maturity of a fixed amount of a second designated currency (or composite currency or currency units) (the "Second Indexed Currency") plus or minus the Payment Currency equivalent at Stated Maturity of a fixed amount of a third designated currency (or composite currency or currency units) (the "Third Indexed Currency"); PROVIDED, HOWEVER, that the minimum principal amount payable at Stated Maturity shall be zero. Generally, the added and subtracted fixed amounts of the First, Second and Third Indexed Currencies (each, an "Indexed Currency") to which the principal of a Multicurrency CLS will be linked will have an aggregate value approximately equal to the face amount of the Multicurrency CLS in the Denominated Currency based on exchange rates between each Indexed Currency and the Denominated Currency in effect at the time of pricing.

    Holders of Multicurrency CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Multicurrency CLS, depending on the change, if any, from the issue date to the date which is two Exchange Rate Days prior to Maturity in the relative exchange rates for the Denominated Currency, the Payment Currency and the First, Second and Third Indexed Currencies.

    The Denominated Currency, each Indexed Currency, the Payment Currency and whether the fixed amounts of the Second and Third Indexed Currencies are to be added or subtracted to determine the principal amount payable at Stated Maturity of the Multicurrency CLS shall be set forth in the applicable Pricing Supplement. In addition, the fixed amounts of the First, Second and Third Indexed Currencies to which the principal of the Multicurrency CLS is linked shall be set forth in the applicable Pricing Supplement for a specific representative face amount of the Multicurrency CLS as well as for the aggregate face amount of all Multicurrency CLS forming part of the same issue (respectively, the "First Conversion Reference Amount," the "Second Conversion Reference Amount" and the "Third Conversion Reference Amount," each a "Conversion Reference Amount"). As used herein, "Added Indexed Currency" means the First Indexed Currency and any other Indexed Currency that is added to determine the principal amount payable at Maturity of the Multicurrency CLS and a "Subtracted Indexed Currency" means an Indexed Currency that is subtracted to determine the principal amount payable at Stated Maturity of the Multicurrency CLS.

    If any Added Indexed Currency or Subtracted Index Currency is not the same as the Payment Currency, the Payment Currency equivalent of such Added Indexed Currency amount or Subtracted Index Currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable Pricing Supplement.

    PAYMENTS UPON ACCELERATION OF MATURITY

    If the principal amount payable at the Stated Maturity of any CLS, Reverse CLS or Multicurrency CLS shall be declared due and payable prior to such Stated Maturity, the amount payable with respect to such Note will be paid in the Denominated Currency and will equal the face amount of such Note plus accrued interest to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, EQUITY INDICES OR OTHER FACTORS

    Notes may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any Interest Payment Date, to be determined by reference to one or more commodity prices, equity indices or other factors and on such other terms as may be set forth in the applicable Pricing Supplement.

PAYMENTS ON AMORTIZING NOTES

    Notes may be issued from time to time as Amortizing Notes (as defined below). "Amortizing Notes" are Notes for which payments of principal and interest are made in equal installments over the life of the Note. Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

EXTENSION OF MATURITY

    The Pricing Supplement relating to each Note will indicate whether Disney has the option to extend the Stated Maturity of such Note for one or more whole year periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement and the basis or formula, if any, for setting the interest rate or the Spread or Spread Multiplier, as the case may be, applicable to any such Extension Period.

    Disney may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of Disney to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Stated Maturity of such Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

    Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date for a Note, Disney may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Original Stated Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

    If Disney elects to extend the Stated Maturity of a Note, the Holder of such Note may, if provided for in the applicable Pricing Supplement, have the option to elect repurchase of such Note by Disney on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repurchased on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth above under "Redemption and Repurchase" for repurchase at the option of the Holder, except that the period for delivery of such Note or notification to the Trustee shall be at least 30 but not more than 35 Business Days prior to the Original Stated Maturity Date and except that a Holder who has tendered a Note for Repurchase pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity Date.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same original issue date, Stated Maturity and otherwise having identical terms and provisions will be represented by a single global security (each, a

"Global Security"); PROVIDED, HOWEVER, that if by reason of the foregoing, a single Global Security would exceed $200,000,000 in aggregate principal amount, one Global Security will be issued to represent each $200,000,000 of aggregate principal amount and an additional Global Security will be issued to represent any remaining principal amount. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depository. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor.

    The Depository Trust Company, New York, New York ("DTC") will be the initial Depository with respect to the Book-Entry Notes. DTC has advised Disney and the Agents that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates settlement of securities transactions among its Participants, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including the Agents. DTC is owned by a number of Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of the Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, securities brokers and dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

    Purchases of Book-Entry Notes under DTC's book-entry system must be made by or through Direct Participants, which will receive a credit for the Notes on the records of DTC. The ownership interest of each actual purchaser of each Book-Entry Note (the "Beneficial Owner") is in turn to be recorded on the Direct Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes will be effected only through entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Book-Entry Notes, except in the event that use of the book-entry system for the Book-Entry Notes is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

    To facilitate subsequent transfers, all Book-Entry Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Security for all purposes under the Indenture. Except as provided below, Beneficial Owners of a Global Security or Securities will not be entitled to have Book-Entry Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participants through which such Person owns its interest, to exercise any rights of a holder under the Indenture. Disney understands that under existing industry practices, in the event that Disney requests any action of holders or that an owner of a beneficial interest in such Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or to take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Payments of principal of and interest, if any, on the Book-Entry Notes represented by a Global Security will be made to DTC. None of Disney, the Trustee, or any other agent of Disney or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC's practice is to credit the accounts of the Direct Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants.

    Redemption notices shall be sent to Cede & Co. If less than all of the Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    DTC may discontinue providing its services as securities depository, with respect to the Notes, at any time by giving reasonable notice to the Company. If at any time: (i) DTC is unwilling or unable to continue as depository and a successor depository is not appointed by Disney within 90 days, or (ii) Disney determines in its discretion not to have the Book-Entry Notes represented by the Global Security or Securities and delivers to the Trustee an order to such effect, then the Global Security or Securities will be exchangeable for Definitive Notes of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such Definitive Notes shall be registered in such name or names as DTC shall instruct the Trustee. It is expected that such instructions may be based upon directions received by DTC from Participants with respect to ownership of beneficial interests in Global Securities.

                         IMPORTANT CURRENCY INFORMATION

    Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for Notes in the applicable Denominated Currency in immediately available funds. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, composite currencies, or currency units and vice versa, and few banks offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Denominated Currency other than U.S. dollars, the Agent soliciting the offer to purchase will use reasonable efforts to arrange for the conversion of U.S. dollars into such Denominated Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the third Business Day preceding the date of delivery of the Notes, or by such other date as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

    For purposes of determining whether the Holders of the requisite principal amount of outstanding Securities have taken or authorized any action under the Indenture, the principal amount of a Note denominated in a currency other than the U.S. dollar at any time outstanding shall be deemed to be the U.S. dollar equivalent, determined on the basis of the Market Exchange Rate as of the date of the original issuance of such Note, of the principal amount of such Note.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Notes that are denominated in a Denominated Currency other than U.S. dollars, or in respect of which the Payment Currency is other than U.S. dollars, entails significant risks (over which Disney has no control) that are not associated with a similar investment in a security denominated, and with respect to which principal and interest are payable, in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the applicable Denominated Currency and Payment Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments, which risks generally depend on economic and political events. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may occur in the future. The exchange rate between the U.S. dollar and a foreign currency, composite currency or currency unit is at any moment a result of the supply and demand for such currency or the currencies comprising such composite currency or currency unit, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation against the U.S. dollar of the Payment Currency of a Note would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked Note, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in some circumstances, could result in a loss of all or a substantial portion of the principal of a Note to the investor.

    The information set forth in this Prospectus Supplement is directed to prospective purchasers who are residents of the United States and Disney disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on the Notes. Persons who are not residents of the United States should consult their own legal advisors with regard to such matters.

                              INDEXED NOTES RISKS

    An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at maturity may be less than the original purchase price of such
Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the issuer and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which Disney has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. The credit ratings assigned to Disney's medium-term note program are a reflection of Disney's credit status, and, in no way, are a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

    THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A FOREIGN CURRENCY OR A COMPOSITE CURRENCY OR CURRENCY UNIT OR NOTES INDEXED TO CURRENCY VALUES, COMMODITIES OR INTEREST RATE INDICES AND DISNEY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR FINANCIAL, LEGAL AND TAX ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY OR INDEXED TRANSACTIONS.

GOVERNING LAW AND FOREIGN CURRENCY JUDGMENTS

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation denominated in a Denominated Currency other than U.S. dollars can be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following is a summary of certain United States Federal tax considerations of the acquisition, ownership, and disposition of the Notes by original purchasers of the Notes who are United States Holders or Non-United States Holders (each as defined below). This summary is based on existing United States Federal tax law, which is subject to change, possibly retroactively. This discussion does not discuss all aspects of United States Federal taxation that may be relevant to a particular holder in light of its personal investment circumstances, such as holders who hold the Notes as a position in a "straddle" or "hedge" for United States Federal income tax purposes, holders who have a functional currency other than the U.S. dollar, or holders subject to special treatment under the United States Federal income tax laws (for example, financial institutions, insurance companies, tax exempt organizations, and broker-dealers), and it does not discuss any aspects of foreign, state, or local tax laws. This summary assumes that purchasers will hold the Notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding, and disposing of the Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

    For purposes of this summary, the term "United States Holder" means a beneficial owner of a Note that is, for United States Federal income tax purposes, a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, or an estate or trust whose income is includible in gross income for United States Federal income tax purposes regardless of its source. As used herein, the term "Non-United States Holder" means a holder of a Note that is not a United States Holder.

UNITED STATES HOLDERS

    ORIGINAL ISSUE DISCOUNT

    Notes with a term greater than one year may be issued with original issue discount for United States Federal income tax purposes. Original issue discount will arise if the stated principal amount at maturity of a Note exceeds its issue price by more than a DE MINIMIS amount, or if a Note has certain interest payment characteristics (E.G., interest holidays, interest payable in additional Notes, certain stepped rates, or certain rates based on multiple indices). If a
Note is issued with original issue discount, the holder of the Note will be required to include amounts in gross income for United States Federal income tax purposes in advance of the receipt of the cash payment to which such income is attributable. The amount of original issue discount to be included in income in any tax period will be determined using a constant yield to maturity method, which will result in a greater portion of such discount being included in income in the later part of the term of the Notes. Any amounts included in income as original issue discount will increase a holder's adjusted tax basis in the Note.

    Disney will report annually to the Internal Revenue Service and to each holder of such Note the amount of original issue discount accrued with respect to the Note. Prospective purchasers are advised to consult their tax advisors with respect to the particular original issue discount characteristics of the Note that is being purchased.

    ACQUISITION DISCOUNT

    Notes that have a fixed maturity of one year or less may be issued with acquisition discount. Acquisition discount may arise under the circumstances set forth above with respect to original issue discount. Accrual basis taxpayers, taxpayers in certain specified classes, and cash basis taxpayers making an appropriate election to accrue acquisition discount under the Code would be required to include acquisition discount in income currently in an amount and manner similar to that applicable to original issue discount. A cash basis holder who makes such an election cannot revoke such accrual election without the consent of the Internal Revenue Service, and such election applies to all short-term obligations acquired by the holder in the taxable year in which the election is made and in all subsequent taxable years. Individuals and other non-electing cash basis taxpayers holding Notes with acquisition discount are not required to include accrued acquisition discount in income until the cash payments attributable to such amounts are received, which amounts will be treated as ordinary income. A holder who does not recognize acquisition discount currently may also be subject to limitations on the deductibility of interest on indebtedness incurred to purchase or, in certain circumstances, carry such a Note.

    DISPOSITION OF NOTES

    In general, and subject to the foregoing discussion of acquisition discount, a holder of a Note will recognize gain or loss on the sale, redemption, exchange or other disposition of the Note in an amount equal to the difference between the amount realized (except to the extent attributable to accrued interest) and the holder's adjusted tax basis in the Note.

    FOREIGN CURRENCY NOTES

        INTEREST PAYMENTS AND ORIGINAL ISSUE DISCOUNT

    Interest on Notes that are denominated in, or determined by reference to, a currency or currencies other than the U.S. dollar ("Foreign Currency Notes") will generally be taxable to a United States Holder in accordance with such holder's method of accounting for United States Federal income tax purposes, and any original issue discount must be included in income as it accrues. Regardless of whether an interest payment is in fact converted into U.S. dollars, the amount of interest income (including any original issue discount) required to be included in income (the "Includible Amount") will generally be (i) in the case of a cash basis taxpayer, the U.S. dollar value of the foreign currency interest payment based on the exchange rate in effect on the date of receipt of the payment plus the amount of any accrued original issue discount, as described below, and (ii) in the case of an accrual basis taxpayer, the average U.S. dollar value of the accrued amounts based on the average exchange rate in effect during the interest accrual period (unless an election is made pursuant to Treasury regulations to use a different exchange rate). Such U.S. dollar value will be the holder's tax basis in the foreign currency. The amount of original issue discount on a Foreign Currency Note required to be included in income will be computed for each accrual period in the relevant foreign currency and then translated into a U.S. dollar value based on the average exchange rate in effect during such accrual period.

    An accrual basis taxpayer will be required to recognize gain or loss upon the receipt of interest payments in a foreign currency on a Foreign Currency Note as a result of fluctuations in currency exchange rates between the dates of accrual and receipt ("Exchange Gain or Loss"), which gain or loss will be equal to the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt of such payment less the Includible Amount. Similarly, upon the sale, exchange or retirement of a Foreign Currency Note, a holder who receives proceeds in a foreign currency which are attributable to original issue discount or, in the case of an accrual basis taxpayer, accrued but unpaid interest, will be required to recognize Exchange Gain or Loss. Any such Exchange Gain or Loss will be treated as ordinary income or loss.

        PURCHASE AND DISPOSITION OF THE FOREIGN CURRENCY NOTES

    A United States Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note based on the exchange rate in effect on the date of purchase of the Foreign Currency Note, plus the U.S. dollar value of any accrued original issue discount on the Foreign Currency Note that the holder has included in gross income. A holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency will ordinarily not recognize Exchange Gain or Loss in connection with such conversion and purchase. If a holder purchases a Foreign Currency Note with previously owned foreign currency, the holder will recognize Exchange Gain or Loss in an amount equal to the difference, if any, between such holder's tax basis in the foreign currency and the U.S. dollar fair market value of the Foreign Currency Note based on the exchange rate in effect on the date of purchase. Gain or loss will be recognized upon the sale, redemption, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of the foreign currency received upon such disposition less the U.S. dollar tax basis in the Foreign Currency Note. Such gain or loss that is recognized will be ordinary income or loss to the extent it is Exchange Gain or Loss. Any gain or loss recognized in excess of the Exchange Gain or Loss will be treated as capital gain or loss.

        EXCHANGE OF THE FOREIGN CURRENCY

    Foreign currency received or accrued as interest on a Foreign Currency Note or on the sale, redemption, exchange or other disposition of a Foreign Currency Note will have a tax basis equal to its U.S. dollar value based on the exchange rate in effect at the time such interest is received or accrued or at the time of such disposition. Any gain or loss recognized on a sale or other disposition of the foreign currency will be ordinary income or loss.

NON-UNITED STATES HOLDERS

    Under present United States Federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

        (a) payments of interest (including any original issue discount) on the Notes to any Non-United States Holder will not be subject to United States Federal income or withholding tax, provided that (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Disney entitled to vote, (2) the holder is not (i) a foreign tax exempt organization or a foreign private foundation for United States Federal income tax purposes, (ii) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (iii) a controlled foreign corporation that is related to Disney through stock ownership, and (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the holder;

        (b) a holder of a Note who is a Non-United States Holder will not be subject to United States Federal income tax on gain realized on the sale, exchange, retirement or other disposition of a Note, unless (1) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of the holder;

        (c) if interest on the Notes is exempt from withholding of United States Federal income tax under the rules described above, the Notes will not be included in the estate of a deceased Non-United States Holder for United States Federal estate tax purposes.

    The certification referred to above may be made on an Internal Revenue Service Form W-8 or substantially similar substitute form.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither Disney nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address, and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. Neither information reporting nor backup withholding will generally apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

    These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Notes could be changed by future regulations.

                              PLAN OF DISTRIBUTION
    The Notes are being offered on a continuing basis for sale by Disney through Bear, Stearns & Co. Inc., CS First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each, an "Agent," and collectively, the "Agents"), who have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. Disney will pay the Agent through which a Note has been sold a commission which, depending on the Stated Maturity of such Note or, in the case of Notes which are subject to repurchase by Disney at the option of the Holder, the period of time until the first purchase date specified in the applicable Note, will range from .125% to .750% of the principal amount (or in the case of a Discount Note, the price to public) of such Note, except that in the case of a Note with a Stated Maturity 30 years or more from the date of issuance such commission shall be determined by Disney and the relevant Agents.

    Disney may also sell Notes to an Agent, as principal, for resale to investors or other purchasers. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from Disney. Unless otherwise indicated in the applicable Pricing Supplement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale by such Agent or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and discount may be changed. Disney has agreed to reimburse the Agents for certain expenses.

    Disney reserves the right to sell Notes to or through others and to sell Notes directly on its own behalf in those jurisdictions where it is authorized to do so or through additional agents, acting either as agent or principal. Any other agent or underwriter will be identified in an applicable Pricing Supplement. No commission will be allowed or be payable on any sales made directly by Disney.

    Payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement.

    Disney reserves the right to withdraw, cancel or modify the offer made hereby without notice and has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. An Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it.

    Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Disney has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

    There is no established trading market for the Notes and the Notes will not be listed on any securities exchange. The Agents have advised Disney that they may from time to time purchase and sell Notes in the secondary market, as permitted by applicable laws and regulations. The Agents are not obligated, however, to make any such purchases and sales and any such purchases and sales may be discontinued at any time without notice at the sole discretion of the Agents. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops.

                                 LEGAL MATTERS

    Certain legal matters with respect to the legality of the securities being offered hereby will be passed upon for Disney by Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California. Gibson, Dunn & Crutcher will act as counsel for the Agents. Skadden, Arps, Slate, Meagher & Flom has from time to time represented, and continues to represent, each of the Agents in connection with certain legal matters. Gibson, Dunn & Crutcher has from time to time represented each of the Agents, and anticipates that it may continue to represent, Disney on certain unrelated matters.

PROSPECTUS

                            THE WALT DISNEY COMPANY
                            DISNEY ENTERPRISES, INC.

                                   SECURITIES
                               ------------------

    This Prospectus relates to the offering of securities described herein of The Walt Disney Company, a Delaware corporation ("Disney"), and of Disney Enterprises, Inc., a Delaware corporation ("Old Disney"). Disney, previously a wholly owned subsidiary of Old Disney and named "DC Holdco, Inc.", became the parent corporation of Old Disney as a result of Old Disney's acquisition (the "Acquisition") of Capital Cities/ABC, Inc. ("Capital Cities"). As a result of the Acquisition, Disney was renamed "The Walt Disney Company" and Old Disney, previously named "The Walt Disney Company," was renamed "Disney Enterprises, Inc." See "The Acquisition." Disney may offer from time to time (i) debt securities (the "Debt Securities"), which may be any of senior debt securities ("Senior Debt Securities"), senior subordinated debt securities ("Senior Subordinated Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"), in each case consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of depositary receipts (the "Depositary Shares"), each of which will represent a fraction of a share of Preferred Stock, and (iii) warrants to purchase Debt Securities or Preferred Stock as shall be designated by Disney at the time of the offering (the "Warrants"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Warrants and any guarantees of the foregoing by Old Disney are collectively referred to as the "Securities" and will have an aggregate initial offering price of up to $5,000,000,000 or the equivalent thereof in U.S. dollars if any Securities are denominated in a currency other than U.S. dollars or in currency units. The Securities may be offered separately or together (in any combination) and as separate series, in any case in amounts, at prices and on terms to be determined at the time of sale.

    The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, exchange and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, whether or not any Securities are being guaranteed by Old Disney and other specific terms will be set forth in a Prospectus Supplement (including any related term sheet) relating to such Securities (the "Prospectus Supplement"), together with the terms of offering of such Securities. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby. The Prospectus Supplement will also contain information, where applicable, as to any listing on a national securities exchange of the Securities covered by such Prospectus Supplement.
                            ------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY OF  THIS  PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Securities may be sold directly, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of an issuer or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the applicable issuer(s) from such sale also will be set forth in a Prospectus Supplement.
                            ------------------------

                                 March 7, 1996

                             AVAILABLE INFORMATION

    Prior to the Acquisition, Old Disney and Capital Cities were each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, filed reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports and other information concerning Old Disney and Capital Cities may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, 2nd Floor, San Francisco, California 94104. Information set forth herein relating to Capital Cities is derived entirely from public filings made by Capital Cities. Disney and Capital Cities intend to terminate or suspend, to the extent permitted by applicable law, their reporting obligations under the Exchange Act and, accordingly, may no longer file reports or other information with the Commission. As a result of the Acquisition, Disney has become subject to the informational requirements under the Exchange Act and information will be provided, to the extent required, in filings made by Disney thereunder.

    Disney and Old Disney (collectively, the "Issuers") have filed with the Commission in Washington, D.C. a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Disney (File No. 1-11605) or Old Disney (File No. 1-4083), as the case may be, with the Commission under the Exchange Act are incorporated herein by reference:

        (a) Old Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

        (b) Old Disney's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 (the "Old Disney December Form 10-Q");

        (c) Old Disney's Current Reports on Form 8-K, dated October 6, 1995, December 1, 1995 and January 4, 1996; and

        (d) Old Disney's and Disney's Current Report on Form 8-K, dated February 9, 1996;

        (e) Disney's Current Report on Form 8-K, dated March 7, 1996.

    The following documents previously filed by Capital Cities (File No. 1-4278) with the Commission under the Exchange Act are incorporated herein by reference:

        (a) Capital Cities' Annual Report on Form 10-K for the year ended December 31, 1994;

        (b) Capital Cities' Quarterly Reports on Form 10-Q for the quarters ended April 2, 1995, July 2, 1995 and Form 10-Q for the quarter ended October 1, 1995 as amended by Form 10-Q/A filed with the Commission on November 29, 1995; and

        (c) Capital Cities' Current Reports on Form 8-K, dated July 31, 1995, October 6, 1995 and January 4, 1996.

    The Joint Proxy Statement/Prospectus of Old Disney and Capital Cities dated November 13, 1995 and the Supplement to the Joint Proxy Statement/Prospectus, dated February 9, 1996, are also incorporated herein by reference.

    All documents filed by Disney or Old Disney, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities made hereby, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    Disney will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents, unless such exhibits are also specifically incorporated by reference herein. Requests for such copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Secretary; telephone number (818) 560-1000.
                            ------------------------

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars" or "U.S.$").
                            ------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE ISSUERS OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                               BUSINESS OF DISNEY

    Disney was formed in the State of Delaware under the name "DC Holdco, Inc." in July 1995 as a wholly owned subsidiary of Old Disney in connection with the acquisition of Capital Cities. Prior to the consummation of the Acquisition, Disney had not conducted any substantial business activities, other than those incident to its formation, its execution of the Merger Agreements (as defined below), its participation in the preparation of the Registration Statement and this Prospectus and other actions taken in contemplation of the consummation of the Acquisition or in connection herewith. As a result of the Acquisition, which became effective on February 9, 1996, Old Disney and Capital Cities became wholly owned subsidiaries of Disney, which was renamed "The Walt Disney Company." Accordingly, the business of Disney is conducted through its wholly owned subsidiaries and is comprised of the businesses previously conducted by Old Disney, Capital Cities and their respective subsidiaries. As used herein, unless otherwise specified or unless the context otherwise requires, the "Company" includes Disney's current subsidiaries, including Old Disney and Capital Cities.

    The Company is a diversified international entertainment company with operations in the following lines of business: Filmed Entertainment; Theme Parks and Resorts; Consumer Products; and Broadcasting and Publishing. Although these lines of business have been reported historically as business segments of Old Disney and Capital Cities, financial information is not necessarily presented by the Company for such lines of business. Since the Acquisition, the Company has been analyzing, but has not yet determined, the appropriate business segments in which the combined company operates for which financial information will be presented.

    The Company's principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

    FILMED ENTERTAINMENT

    The Company produces and acquires live-action and animated motion pictures for distribution to the theatrical, television and home video markets. The Company also produces original television programming for the network and first-run syndication markets. In addition, the Company provides programming for and operates The Disney Channel, a pay television programming service, and KCAL-TV, a Los Angeles, California VHF television station. In connection with the Acquisition, the Company has announced its intention to divest its interest in KCAL-TV. The success of all of the Company's theatrical motion pictures and television programming is heavily dependent upon public taste, which is unpredictable and subject to change without warning. In addition, filmed entertainment operating results fluctuate due to the timing of theatrical and home video releases. Release dates are determined by several factors, including timing of vacation and holiday periods and competition in the market.

    THEME PARKS AND RESORTS

    The Theme Parks and Resorts business includes the Company's operation of the Walt Disney World-Registered Trademark- destination resort in Florida, the Disneyland Park-Registered Trademark- and two hotels near Disneyland Park-Registered Trademark- in California. In addition, the Company earns royalties on revenues generated by the Tokyo Disneyland theme park. All of the theme parks and most of the associated resort facilities are operated on a year-round basis. Historically, the theme parks and resorts business experiences fluctuations in park attendance and resort occupancy resulting from the nature of vacation travel. Peak attendance and resort occupancy generally occur during the summer months when school vacations occur and during early-winter and spring holiday periods.

    CONSUMER PRODUCTS

    The Company licenses the name "Walt Disney," as well as the Company's characters, visual and literary properties and songs and music, to various consumer manufacturers, retailers, show promoters and publishers throughout the world. The Company also engages in direct retail distribution through The Disney Stores and consumer catalogs, and is a publisher of books, magazines and comics in the United States and Europe. In addition, the Company produces audio and computer software for all markets, as well as film and video products for the educational marketplace. Operating results for the consumer products business are influenced by seasonal consumer purchasing behavior and by the timing of animated theatrical releases.

    BROADCASTING

    The Company through its subsidiaries, including Capital Cities, operates the ABC Television Network, ten television stations, the ABC Radio Networks and 21 radio stations, and provides programming for cable television. Capital Cities, through joint ventures, is engaged in domestic and international broadcast/cable services and television production and distribution.

    Capital Cities' assets include the ABC Television Network, which as of June 30, 1995 had 224 primary affiliated stations reaching 99.9% of all U.S. television households. A number of secondary affiliated stations add to the primary coverage. In addition, Capital Cities owns nine very high frequency
(VHF) television stations, one ultra high frequency (UHF) television station, eleven standard (AM) radio stations and ten frequency modulation (FM) radio stations. All but one television station are affiliated with the ABC Television Network and all but four radio stations are affiliated with the ABC Radio Networks.

    Capital Cities' Cable and International Broadcast operations are principally involved in the production and distribution of cable television programming, in the licensing of programming to domestic and international markets and in joint ventures in foreign-based television operations and television production and distribution entities. The primary domestic cable programming services, which are operated through joint-ventures, are ESPN, A&E Television Network and Lifetime Television.

    PUBLISHING

    Capital Cities' publishing operations (i) publish seven daily newspapers (five of which have Sunday editions); weekly community newspapers in four states; shopping guides and real estate magazines in eleven states; specialized publications that involve news and ideas for various industries; and consumer, special interest, trade and agricultural publications; and (ii) engage in research and database services.

    In connection with the Acquisition, the Company is required to divest its interest in certain newspapers or radio stations in each of Detroit and Fort Worth.

                                THE ACQUISITION

    Old Disney and Capital Cities entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995 (the "Reorganization Agreement"), which, together with related merger agreements (the "Merger Agreements"), provided for the merger of DCA Merger Corp., a Delaware corporation and a wholly owned subsidiary of Disney (the "Old Disney Merger"), with and into Old Disney and the merger of DCB Merger Corp., a Delaware corporation and a wholly owned subsidiary of Disney, with and into Capital Cities (the "Capital Cities Merger"). The reorganization of the business of Disney and Capital Cities resulting from the Reorganization Agreement and the Merger Agreements is referred to herein as the "Acquisition." As a result of the Acquisition, each of Old Disney and Capital Cities has become a wholly owned subsidiary of Disney and Disney has been renamed "The Walt Disney Company." As a result of the consummation of the Acquisition, each Outstanding Capital Cities Share (as defined below) has been converted into the right to receive cash, shares of common stock, par value $0.01 per share, of Disney ("Disney Common Stock") or a combination of both cash and Disney Common Stock. Each Capital Cities shareholder will have the opportunity to indicate, on a form of election (the "Election Form"), whether such shareholder wishes to make a Standard Election, a Stock Election or a Cash Election (as such terms are defined below) for each share of common stock, par value $0.10 per share, of Capital Cities ("Capital Cities Common Stock") held by such shareholder. The allocation of cash and/or shares of Disney Common Stock that a shareholder of Capital Cities may receive will depend on (i) the stated preferences of the Capital Cities shareholders on the Election Forms and (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component (as such terms are defined below).

    Shareholders of Capital Cities who make an effective "Standard Election" will receive, for each share of Capital Cities Common Stock for which such election is made, one share of Disney Common Stock plus $65 in cash (collectively, the "Standard Consideration"). The number of shares of Disney Common Stock and the amount of cash to be distributed to Capital Cities shareholders who make an effective Standard Election will not be affected in any way by the proration procedures described below. Shareholders of Capital Cities who make an effective "Stock Election" will receive (subject to the proration procedures described below), for each share of Capital Cities Common Stock for which such election is made, (i) one share of Disney Common Stock plus (ii) a number of shares of Disney Common Stock equal to a fraction, the numerator of which is $65 and the denominator of which is the Old Disney Common Stock Price (collectively, the "Stock Consideration"). The "Old Disney Common Stock Price" of $62 is an amount equal to the average of the closing sales prices of Old Disney Common Stock on the New York Stock Exchange Composite Tape on each of the ten consecutive trading days immediately preceding the second trading day prior to the Effective Time. "Effective Time" means February 9, 1996. Shareholders of Capital Cities who make an effective "Cash Election" will receive (subject to the proration procedures described below) for each share of Capital Cities Common Stock for which such election is made, in cash, an amount equal to $65 plus the Old Disney Common Stock Price (collectively, the "Cash Consideration"). If a holder of Capital Cities Common Stock does not make a Standard Election, a Cash Election or a Stock Election, or properly revokes an effective, properly completed Election Form without timely submitting a revised, properly completed Election Form, such Capital Cities shareholder will be deemed to have made a Cash Election.

    In the event that the aggregate number of shares of Disney Common Stock requested by shareholders of Capital Cities pursuant to effective Stock Elections (the "Requested Stock Amount") exceeds the Stock Component, each holder making an effective Stock Election will receive, for each share of Capital Cities Common Stock for which a Stock Election has been made, (x) a number of shares of Disney Common Stock equal to the product of the Stock Consideration and a fraction, the numerator of which is the Stock Component and the denominator of which is the Requested Stock Amount (such product, the "Prorated Stock Amount") and (y) cash in an amount equal to the product of (a) the Stock Consideration minus the Prorated Stock Amount and (b) the Old Disney Common Stock Price. The "Stock Component" is the number of Outstanding Capital Cities Shares minus the aggregate number of Outstanding Capital Cities Shares with respect to which effective Standard Elections have been received by the Exchange Agent (as defined below). The "Outstanding Capital Cities Shares" consist of the shares of Capital Cities Common Stock outstanding immediately prior to the Effective Time (which is exclusive of shares of Capital Cities Common Stock held in the Capital Cities treasury) minus the number of shares of Capital Cities Common Stock with respect to which dissenters' rights have been perfected pursuant to Section 623 of the New York Business Corporation Law ("Dissenting Shares").

    In the event that the aggregate amount of cash requested by shareholders of Capital Cities pursuant to effective or deemed Cash Elections (the "Requested Cash Amount") exceeds the Cash Component, each such holder will receive, for each share of Capital Cities Common Stock for which a Cash Election has been made or deemed to be made, (x) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Component and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of shares of Disney Common Stock equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Old Disney Common Stock Price. The "Maximum Cash Amount" is equal to the product of the number of Outstanding Capital Cities Shares and $65; PROVIDED, HOWEVER, that the Maximum Cash Amount may be increased in Old Disney's sole discretion at any time prior to the fifth business day after March 7, 1996, the election deadline for Capital Cities shareholders to submit to the Exchange Agent appointed pursuant to the Reorganization Agreement (the "Exchange Agent") their completed Election Forms. The "Cash Component" is equal to the Maximum Cash Amount minus the product of (i) the number of shares of Capital Cities Common Stock for which effective Standard Elections have been made and (ii) $65. See the pro forma financial information in the Old Disney December Form 10-Q.

    No fractional shares of Disney Common Stock will be issued pursuant to the Capital Cities Merger. In lieu of the issuance of any fractional shares of Disney Common Stock, cash equal to the product of such fractional share amount and the Old Disney Common Stock Price will be paid to holders in respect of any fractional share of Disney Common Stock that would otherwise be issuable.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying Prospectus Supplement, Disney intends to use the net proceeds from the sale of the Securities for general corporate purposes, including, without limitation, to repay commercial paper or other indebtedness incurred by Disney to finance the Acquisition.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    Set forth below are the consolidated ratios of earnings to fixed charges for Old Disney for the three-month periods ended December 31, 1995 and 1994 and for each of the years in the five-year period ended September 30, 1995. Also set forth below are the unaudited pro forma combined ratios of earnings to fixed charges for Disney for the three months ended December 31, 1995 and for the year ended September 30, 1995:

                                 THREE MONTHS
                                ENDED DECEMBER
                                      31,               YEAR ENDED SEPTEMBER 30,
                                ---------------   -------------------------------------
                                1995      1994    1995    1994    1993    1992    1991
                                -----     -----   -----   -----   -----   -----   -----
Actual (1)....................    11x       11x     9x      9x      7x      8x       6x
Pro forma (1)(2):
  Scenario 1..................     5x               4x
  Scenario 2..................     3x               2x

------------------------
(1) For purposes of these ratios, earnings are calculated by adding to (subtracting from) income from continuing operations before income taxes and cumulative effect of accounting changes, the following: fixed charges, excluding capitalized interest; and losses and (undistributed earnings) recognized with respect to less than 50% owned equity investments. Fixed charges consist of interest on borrowings and that portion of rental expense that approximates interest.

(2) The pro forma combined ratios of earnings to fixed charges for Disney give effect to the Acquisition as if it had been consummated at the beginning of each period presented. As a result of the consummation of the Acquisition, each outstanding share of Capital Cities Common Stock has been converted into the right to receive cash, shares of Disney Common Stock or a combination of both cash and Disney Common Stock. The exact amount of cash and/or shares of Disney Common Stock to be received by each shareholder of Capital Cities pursuant to the Acquisition is dependent upon, among other things, (i) the stated preferences of the Capital Cities shareholders on their Election Forms, (ii) the proration procedures to be applied if the Requested Stock Amount exceeds the Stock Component or the Requested Cash Amount exceeds the Cash Component, and (iii) the level of the Maximum Cash Amount, including any increase of the Maximum Cash Amount by Old Disney, in its sole discretion. Accordingly, two alternative scenarios of unaudited pro forma combined ratios of earnings to fixed charges are presented, which give effect to the range of possible amounts of Disney Common Stock and/or cash to be received by Capital Cities shareholders. Scenario 1 assumes that all Capital Cities shareholders receive one share of Disney Common Stock and $65 in cash for each outstanding share of Capital Cities Common Stock, reflecting the maximum number of shares of Disney Common Stock which could be issued in connection with the Acquisition. Scenario 2 assumes that all Capital Cities shareholders receive solely cash for each outstanding share of Capital
     Cities Common Stock, without regard to the Cash Component. See the pro forma financial information in the Old Disney December Form 10-Q.

                       DESCRIPTION OF THE DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Debt Securities may be issued, from time to time, in one or more series, and will constitute either Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities. Senior Debt Securities may be issued from time to time under an Indenture (the "Senior Debt Securities Indenture") to be entered into between Disney and Citibank, N.A., a national banking association, as trustee (the "Senior Debt Securities Trustee"). Senior Subordinated Debt Securities may be issued from time to time under an Indenture (the "Senior Subordinated Debt Securities Indenture") to be entered into between Disney and The Chase Manhattan Bank, N.A., as trustee (the "Senior Subordinated Debt Securities Trustee"). Subordinated Debt Securities may be issued from time to time under an Indenture (the "Subordinated Debt Securities Indenture") to be entered into between Disney and The First National Bank of Chicago, as trustee (the "Subordinated Debt Securities Trustee").

    The Senior Debt Securities Indenture, the Senior Subordinated Debt Securities Indenture, and the Subordinated Debt Securities Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee, the Senior Subordinated Debt Securities Trustee and the Subordinated Debt Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." Forms of the Indentures are filed as exhibits to the Registration Statement. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Indentures to which they relate. The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indentures, including the definitions therein of certain terms. As used in this section of the Prospectus, "Disney" does not include its subsidiaries.

GENERAL

    The Debt Securities will be direct, unsecured obligations of Disney.

    The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series.

    Under the Indentures, Disney will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the holders of previously issued series of Debt Securities, in an aggregate principal amount determined by Disney.

    Securities may be issued as Discount Securities, which may be sold at a discount below their principal amount. Even if Securities are not issued at a discount below their principal amount, such Securities may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") because of certain interest payment characteristics. Special United States Federal income tax considerations applicable to Securities issued with original issue discount, including Discount Securities, will be described in more detail in any applicable Prospectus Supplement. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any Debt Securities which are issuable in bearer form, offered exclusively to United States Aliens or denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

    The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities offered thereby (the "Offered Debt Securities"): (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) whether the Offered Debt Securities are to be issuable as registered securities or bearer securities or both and whether the Offered Debt Securities may be represented initially by a Debt Security in temporary or permanent global form, and if so, the initial Depositary with respect to such temporary or permanent global Debt Security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination; (iv) the price or prices at which the Offered Debt Securities will be issued; (v) the date or dates on which the principal of the Offered Debt Securities is payable or the method of determination thereof; (vi) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Offered Debt Securities will be payable and the place or places where such
Offered Debt Securities may be presented for transfer and, if applicable, conversion or exchange; (vii) the rate or rates at which the Offered Debt Securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue;
(viii) the calculation agent and/or exchange rate agent for such Debt Securities; (ix) the Stated Maturities (as defined below) of installments of interest (the "Interest Payment Dates"), if any, on which any interest on the Offered Debt Securities will be payable, and the Regular Record Date for any interest payable on any Offered Debt Securities which are registered securities;
(x) the right or obligation, if any, of Disney to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such Debt Securities; (xi) whether such Offered Debt Securities are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions; (xii) the currency or currencies, including composite currencies or currency units, of payment of principal of and interest, if any, on the Offered Debt Securities, if other than U.S. dollars, and, if other than U.S. dollars, whether the Offered Debt Securities may be satisfied and discharged other than as provided in the Indenture and whether Disney or the holders of any such Offered Debt Securities may elect to receive payments in respect of such Offered Debt Securities in a currency or currency units other than that in which such Offered Debt Securities are stated to be payable; (xiii) any terms applicable to such Offered Debt Securities issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will accrue; (xiv) if the amount of payments of principal of and interest, if any, on the Offered Debt Securities is to be determined by reference to an index or formula, or based on a coin or currency or currency unit other than that in which the Offered Debt Securities are stated to be payable, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto; (xv) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an Event of Default; (xvi) any deletions from, modifications of or additions to the Events of Default or covenants of Disney with respect to such Offered Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (xvii) the terms and conditions of any Debt Guarantees (as defined below) of Old Disney with respect to the Offered Debt Securities; (xviii) any special United States Federal income tax considerations applicable to the Offered Debt

Securities; and (xix) any other terms of the Offered Debt Securities not inconsistent with the provisions of any applicable Indenture. The applicable Prospectus Supplement will also describe the following terms of any series of Subordinated or Senior Subordinated Debt Securities offered hereby in respect of which this Prospectus is being delivered: (a) the rights, if any, to defer payments of interest on the Subordinated or Senior Subordinated Debt Securities of such series by extending the interest payment period, and the duration of such extensions, and (b) the subordination terms of the Subordinated or Senior Subordinated Debt Securities of such series. The foregoing is not intended to be an exclusive list of the terms that may be applicable to any Offered Debt Securities and shall not limit in any respect the ability of Disney to issue Debt Securities with terms different from or in addition to those described above or elsewhere in this Prospectus provided that such terms are not inconsistent with the applicable Indenture and this Prospectus. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

    The operations of Disney are conducted almost entirely through subsidiaries. The operations of Old Disney are currently conducted in significant part through subsidiaries. Accordingly, the cash flow and the consequent ability to service debt of Disney and Old Disney, including the Debt Securities and any Debt Guarantees are dependent upon the earnings of their subsidiaries and the distribution of those earnings to Disney or Old Disney, as the case may be, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Disney and Old Disney by their subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of Disney and Old Disney to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Disney or Old Disney, as the case may be, is itself recognized as a creditor of such subsidiary, in which case the claims of Disney or Old Disney, as the case may be, would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Disney or Old Disney.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    The Debt Securities of a series may be issued solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt Securities of a series may be issuable in whole or in part in the form of one or more global Debt Securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable Prospectus Supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

    Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the applicable Indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer securities may not be issued in exchange for registered securities.

    Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable Prospectus Supplement, registered securities may be presented for registration of transfer, at the office or agency of Disney designated as registrar or co-registrar with respect to any series of Debt Securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable
Indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by Disney upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Disney intends to initially appoint the Trustee as registrar and the name of any different or additional registrar designated by Disney with respect to the Offered Debt Securities will be included in the Prospectus Supplement relating thereto. If a Prospectus Supplement refers to any transfer agents (in addition to the registrar) designated by Disney with respect to any series of Debt Securities, Disney may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as registered securities, Disney will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as bearer securities, Disney will be required to maintain (in addition to the registrar) a transfer agent in a Place of Payment for such series located outside the United States. Disney may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting Disney's ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving Disney that may adversely affect the holders of the Debt Securities, if such transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable Prospectus Supplement, the Indentures do not afford the holders of the Debt Securities the right to require Disney to repurchase or redeem the Debt Securities in the event of a highly leveraged transaction. See "Mergers and Sale of Assets."

    In the event of any partial redemption of Debt Securities of any series, Disney will not be required to (i) issue, register the transfer of or exchange Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and (b) if Debt Securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or (iii) exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on registered securities will be made at the office of such paying agent or paying agents as Disney may designate from time to time, except that at the option of Disney payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as Disney may designate from time to time, or by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to such interest installment.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will be designated as Disney's sole paying agent for payments with respect to Debt Securities which are issuable solely as registered securities and as Disney's paying agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to any limitations described in any applicable Prospectus Supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Disney for the Offered Debt Securities will be named in an applicable Prospectus Supplement. Disney may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if Debt Securities of a series are issuable only as registered securities, Disney will be required to maintain a paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as bearer securities, Disney will be required to maintain (i) a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the Indenture, but not otherwise), and (ii) a paying agent in a Place of Payment located outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment.

    All moneys paid by Disney to a paying agent for the payment of principal of or interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Disney, and the holder of such Debt Security or any coupon will thereafter look only to Disney for payment thereof.

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole to the Depositary for such Debt Security or to a nominee or successor of such Depositary. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global Debt Security and the specific terms of the depositary arrangement with respect to any such global Debt Security.

GUARANTEES OF DEBT SECURITIES

    Under the terms of supplements to the Indentures that may be entered into from time to time and subject to the provisions thereof, Old Disney may, at its option, unconditionally guarantee to the holders from time to time of specified series of Debt Securities the full and prompt payment of principal, premium, if any, and interest when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Any such guarantees (each, a "Debt Guarantee") will be unsecured obligations of Old Disney. Any right of payment of the holders of Senior Debt Securities under the related Debt Guarantee will be prior to the right of payment of the holders of Senior Subordinated Debt Securities or Subordinated Debt Securities under the related Debt Guarantee, and any right of payment of the holders of Senior Subordinated Debt Securities under the related Debt Guarantee will be prior to the right of payment of the holders of Subordinated Debt Securities under the related Debt Guarantee, in each case upon the terms set forth in the applicable Prospectus Supplement. The Debt Guarantees may be subordinated to other indebtedness and obligations of Old Disney to the extent set forth in the applicable Prospectus Supplement.

    If a Debt Guarantee is applicable to Debt Securities offered hereby, reference is made to the applicable Indenture and related supplemental indenture and the accompanying Prospectus Supplement for a description of the specific terms of such Debt Guarantee, including events of default relating thereto, the outstanding principal amount of indebtedness and other obligations that will rank senior to such Debt Guarantee and, where applicable, subordination provisions of such Debt Guarantee and covenants of the Guarantor.

MERGERS AND SALES OF ASSETS

    Disney may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than Disney) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of Disney under the Debt Securities and the Indenture, and (ii) immediately after giving effect to such transaction, no event which is, or after notice or passage of time or both would be, an Event of Default (any such event, a "Default") or Event of Default shall have occurred or be continuing under the Indenture. Upon the assumption of Disney's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, Disney shall be discharged from all obligations under the Debt Securities and the Indenture.

EVENTS OF DEFAULT

    Each Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, with respect to each series of the Debt Securities outstanding thereunder individually, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the principal amount (or, if any of the Debt Securities of such series are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of the Debt Securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind such a declaration.

    Under each Indenture, an Event of Default is defined as, with respect to each series of Securities outstanding thereunder individually, any of the following: (i) default in payment of the principal of any Debt Security of such series; (ii) default in payment of any interest on any Debt Security of such series when due, continuing for 30 days (or 60 days, in the case of Senior Subordinated or Subordinated Debt Securities); (iii) failure by Disney to comply with its other agreements in the Debt Securities of such series or such Indenture for the benefit of the holders of Debt Securities of such series upon the receipt by Disney of notice of such Default by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series and Disney's failure to cure such Default within 60 days after receipt by Disney of such notice; (iv) certain events of bankruptcy or insolvency; and (v) any other Event of Default set forth in an applicable Prospectus Supplement.

    The Trustee shall give notice to holders of the Debt Securities of any continuing Default known to the Trustee within 90 days after the occurrence thereof; PROVIDED, that the Trustee may withhold such notice, as to any Default other than a payment Default, if it determines in good faith that withholding the notice is in the interests of the holders.

    The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; PROVIDED that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of Debt Securities, no holder will have any right to pursue any remedy with respect to the Indenture or the Debt Securities, unless
(i) such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series;
(ii) the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series shall have made a written request to the Trustee to pursue such remedy; (iii) such holder or holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee; (iv) the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the Trustee shall have failed to comply with the request within such 60-day period.

    Notwithstanding the foregoing, the right of any holder of any Debt Security or coupon to receive payment of the principal of and interest in respect of such Debt Security or payment of such coupon on the date specified in such Debt Security or coupon representing such installment of interest as the fixed date on which an amount equal to the principal of such Debt Security or an installment of principal thereof or interest thereon is due and payable (the "Stated Maturity" or "Stated Maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive an existing Default with respect to such series and its consequences, other than
(i) any Default in any payment of the principal of, or interest on, any Debt Security of such series or (ii) any Default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the holder of each outstanding Debt Security of such series affected as described in "Modification and Waiver," below.

    Each Indenture provides that Disney shall deliver to the Trustee within 120 days after the end of each fiscal year of Disney (beginning with the fiscal year ending September 30, 1996) an officers' certificate stating whether or not the signers know of any Default that occurred during such period.

MODIFICATION AND WAIVER

    Disney and the Trustee may execute a supplemental indenture without the consent of the holders of the Debt Securities or any related coupons (i) to add to the covenants, agreements and obligations of Disney for the benefit of the holders of all the Debt Securities of any series or to surrender any right or power conferred in the Indenture upon Disney; (ii) to evidence the succession of another corporation to Disney and the assumption by it of the obligations of Disney under the Indenture and the Debt Securities; (iii) to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of Debt Securities in uncertificated form; (iv) to establish the form or terms of Debt Securities of any series or coupons as permitted by the Indenture; (v) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; (vi) to cure any ambiguity, defect or inconsistency; (vii) to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of Debt Securities), PROVIDED that any such addition, change or elimination neither (a) applies to any Debt Security of any series created prior to the execution of such supplemental indenture and is entitled to the benefit of such provision nor (b) modifies the rights of the holder of any such Debt Security with respect to such provision; (viii) to secure the Debt Securities; or (ix) to make any other change that does not adversely affect the rights of any Securityholder.

    Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by such supplemental indenture, Disney and the Trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such series of Debt Securities or modify in any manner the rights of the holders of the Debt Securities of such series and any related coupons under such Indenture; PROVIDED that no such supplemental indenture will, without the consent of the holder of each such outstanding Debt Security affected thereby (i) change the stated maturity of the principal of, or any installment of principal or interest on, any such Debt Security or any premium payable upon redemption thereof, or reduce the amount of principal of any Debt Security that is a Discount Security and that would be due and payable upon declaration of acceleration of maturity thereof; (ii) reduce the principal amount of, or the rate of interest on, any such Debt Security; (iii) change the place or currency of payment of principal or interest, if any, on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of holders of Debt Securities of any series necessary to modify or amend such Indenture; (vi) modify the foregoing requirements or reduce the percentage in principal amount of outstanding Debt Securities of any series necessary to waive any covenant or past default; or (vii) in the case of Senior Subordinated or Subordinated Debt Securities, amend or modify any of the provisions of such Indenture relating to subordination of the Debt Securities in any manner adverse to the holders of such Debt Securities. Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive certain past Defaults and may waive compliance by Disney with certain of the restrictive covenants described above with respect to the Debt Securities of such series.

DISCHARGE AND DEFEASANCE

    Unless otherwise indicated in an applicable Prospectus Supplement, each Indenture provides that Disney may satisfy and discharge obligations thereunder with respect to the Debt Securities of any series by delivering to the Trustee for cancellation all outstanding Debt Securities of such series or depositing with the Trustee, after such outstanding Debt Securities have become due and payable, cash sufficient to pay at Stated Maturity all of the outstanding Debt Securities of such series and paying all other sums payable under the Indenture with respect to such series.

    In addition, unless otherwise indicated in an applicable Prospectus Supplement, each Indenture provides that: Disney (a) shall be discharged from its obligations in respect of the Debt Securities of such series ("defeasance and discharge"), or (b) may cease to comply with certain restrictive covenants ("covenant defeasance") including those described under "Mergers and Sales of Assets" and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when Disney has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities are denominated to pay the principal of (and premium, if any) and interest to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government which issued the currency in which the Debt Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to Stated Maturity (or redemption) on, the Debt Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, Disney's delivery of an opinion of counsel that the holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. Upon such defeasance and discharge, the holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities and shall look only to such deposited funds or obligations for payment.

THE TRUSTEES

    The Senior Debt Securities Trustee is a national banking association, is a participating lender under various credit arrangements with Old Disney and its subsidiaries and is also the fiscal agent with respect to certain debt securities of Old Disney. The Senior Debt Securities Trustee is also an affiliate of the administrative agent under Disney's credit agreements. Each of the Senior Subordinated Debt Securities Trustee and the Subordinated Debt Securities Trustee is a lender under Disney's credit agreements. Each Trustee will be permitted to engage in other transactions with Old Disney, Disney and each of their subsidiaries; HOWEVER, if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

                         DESCRIPTION OF PREFERRED STOCK

    Disney may issue, from time to time, shares of one or more series or classes of Preferred Stock. The following description sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock do not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of Disney's Restated Certificate of Incorporation (the "Disney Certificate of Incorporation") and the Certificate of Designation relating to a specific series of the Preferred Stock (the "Certificate of Designation"), which will be in the form filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Preferred Stock.

    Under the Disney Certificate of Incorporation, Disney has the authority to issue 100,000,000 shares of Preferred Stock. The Board of Directors of Disney is authorized to issue shares of Preferred Stock, in one or more series or classes, and to fix for each such series voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

    The Board of Directors of Disney shall be authorized to determine for each series of Preferred Stock, and the Prospectus Supplement shall set forth with respect to such series: (i) the designation of such shares and the number of shares that constitute such series, (ii) the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of Disney, (iii) the dividend periods (or the method of calculation thereof),
(iv) the voting rights of the shares, (v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Disney and any other rights of the shares of such series upon any liquidation or winding-up of Disney, (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of Disney, (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities, (viii) whether depositary shares representing shares of such series of Preferred Stock will be offered and, if so, the fraction of a share of such series of Preferred Stock represented by each depositary share (see "Description of Depositary Shares" below), (ix) whether the shares of such series of Preferred Stock will be listed on a securities exchange, (x) any special United States Federal income tax considerations applicable to such series, and (xi) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

DIVIDENDS

    Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of Disney out of funds of Disney legally available therefor, an annual cash dividend payable at such dates and at such rates, if any, per share per annum as set forth in the applicable Prospectus Supplement.

    Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock will rank junior as to dividends to any Preferred Stock that may be issued in the future that is expressly senior as to dividends to the Preferred Stock. If at any time Disney has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, Disney may not pay any dividend on the Preferred Stock or redeem or otherwise repurchase shares of Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by Disney.

    Unless otherwise set forth in the applicable Prospectus Supplement, no dividends (other than in common stock or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the common stock, or any other capital stock of Disney ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any common stock or any other capital stock of Disney ranking junior to or on a parity with the Preferred Stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Disney (except by conversion into or exchange for other capital stock of Disney ranking junior to the Preferred Stock of such series as to dividends) unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred stock or common stock may be converted into or exchanged for stock of Disney ranking junior to the Preferred Stock as to dividends.

    The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

CONVERTIBILITY

    No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

    No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable Prospectus Supplement.

LIQUIDATION RIGHTS

    Unless otherwise set forth in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of Disney, the holders of shares of each series of Preferred Stock are entitled to receive out of assets of Disney available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of preferred stock ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding up; and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of Disney's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of Disney, the amounts payable with respect to the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the preferred stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by Disney. Neither a consolidation or merger of Disney with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of Disney.

VOTING RIGHTS

    Holders of Preferred Stock will not have any voting right except as set forth below or in the applicable Prospectus Supplement or as otherwise from time to time required by law. Whenever dividends on any applicable series of Preferred Stock or any other class or series of stock ranking on a parity with the applicable series of Preferred Stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such series of Preferred Stock (voting separately as a class with all other series of Preferred Stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of Disney at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Preferred Stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such Preferred Stock shall terminate immediately upon the termination of the right of the holders of such Preferred Stock to vote for directors. Unless otherwise set forth in the applicable Prospectus Supplement, holders of shares of Preferred Stock will have one vote for each share held.

    So long as any shares of any series of Preferred Stock remain outstanding, Disney shall not, without the consent of holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, voting separately as a class with all other series of Preferred Stock of Disney upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of Disney's Certificate of Incorporation or of the resolutions contained in the Certificate of Designation relating to such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of Preferred Stock or the holders thereof; PROVIDED, HOWEVER, that any increase in the amount of the authorized common stock or authorized preferred stock or any increase or decrease in the number of shares of any series of preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to Preferred Stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

GUARANTEES OF PREFERRED STOCK

    Under the terms of a guarantee which Old Disney may, at its option, issue in favor of the holders of Preferred Stock, and subject to the provisions thereof, Old Disney may unconditionally guarantee to the holders from time to time of specified series or classes of Preferred Stock the full and prompt payment of dividend payments and payments upon liquidation or redemption or otherwise. Any such guarantees (each, a "Preferred Stock Guarantee") will be unsecured obligations of Old Disney. The Preferred Stock Guarantees may be subordinated to other indebtedness and obligations of Old Disney to the extent set forth in the applicable Prospectus Supplement.

    If a Preferred Stock Guarantee is applicable to Preferred Stock offered hereby, reference is made to the applicable accompanying Prospectus Supplement for a description of the specific terms of such Preferred Stock Guarantee and covenants, if any, of Old Disney.

MISCELLANEOUS

    The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

Shares of Preferred Stock redeemed or otherwise reacquired by Disney shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures and other transactions entered into by Disney. The accompanying Prospectus Supplement will describe any material contractual restrictions on dividend payments.

NO OTHER RIGHTS

    The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Certificate of Incorporation or the applicable Certificate of Designation or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for each series of Preferred Stock will be designated in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

    Disney may, at its option, elect to offer fractional shares of the Preferred Stock of a series, rather than full shares of the Preferred Stock of such series. In the event such option is exercised, Disney will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") among Disney, a depositary to be named in the applicable Prospectus Supplement (the "Preferred Stock Depositary"), and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock.

    The following description sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate. The particular terms of the Depositary Shares to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Depositary Shares so offered will be described in the applicable Prospectus Supplement. The forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement. The following summary of certain provisions of the Depositary Shares and Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms.

    Immediately following the issuance of shares of a series of Preferred Stock by Disney, Disney will deposit such shares with the Preferred Stock Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

    Pending the preparation of definitive engraved Depositary Receipts, the Preferred Stock Depositary may, upon the written order of Disney, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Disney's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares relating to such series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distributions, in which case the Preferred Stock Depositary may, with the approval of Disney, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

    The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by Disney or the Preferred Stock Depositary on account of taxes or other governmental charges.

REDEMPTION OF DEPOSITARY SHARES

    If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from any redemption, in whole or in part, of such series of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. If Disney redeems shares of a series of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Preferred Stock Depositary.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares. Any funds deposited by Disney with the Preferred Stock Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to Disney after a period of two years from the date such funds are so deposited.

VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Preferred Stock Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and Disney will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

    Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock with the Preferred Stock Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder or upon his or her order at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between Disney and the Preferred Stock Depositary. However, any amendment that materially adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of a Depositary Receipt at the time such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to be bound by the Deposit Agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by Disney at any time upon not less than 60 days prior written notice to the Preferred Stock Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Preferred Stock Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement shall automatically terminate after all outstanding Depositary Shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding up of Disney and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

    Disney will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. Disney will pay the charges of the Preferred Stock Depositary, including charges in connection with the initial deposit of the related series of Preferred Stock and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of

Preferred Stock, except that holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Preferred Stock Depositary may resign at any time by delivering to Disney written notice of its election to do so, and Disney may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from Disney that are delivered to the Preferred Stock Depositary and which Disney is required to furnish to the holders of the Preferred Stock.

    The Preferred Stock Depositary's corporate trust office will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the Preferred Stock Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of Preferred Stock are redeemable, the Preferred Stock Depositary will act as redemption agent for the corresponding Depositary Receipts.

                            DESCRIPTION OF WARRANTS

GENERAL

    Disney may issue, together with other Securities or separately, warrants for the purchase of (i) Debt Securities ("Debt Warrants") or (ii) Preferred Stock ("Preferred Stock Warrants" and, together with the Debt Warrants, the "Warrants").

    The Warrants will be issued under Warrant Agreements (as defined below) to be entered into between Disney and a bank or trust company, as warrant agent (the "Warrant Agent"), all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each Warrant (each a "Debt Securities Warrant Agreement" or "Preferred Stock Warrant Agreement," as the case may be, or collectively the "Warrant Agreements"), including the forms of certificates representing the Warrants ("Debt Warrant Certificates" or "Preferred Stock Warrant Certificates," as the case may be, or collectively, the "Warrant Certificates") reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the applicable Prospectus Supplement. The following summary of certain provisions of the Warrants, Warrant Agreements and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Warrant Agreements and Warrant Certificates, including the definitions therein of certain terms.

DEBT WARRANTS

    GENERAL. Reference is made to the applicable Prospectus Supplement for the terms of Debt Warrants in respect of which this Prospectus is being delivered, the Debt Securities Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (i) the designation, aggregate principal amount and terms of the

Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (ii) the designation and terms of any related Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (iii) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (v) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (vi) a discussion of the material United States Federal income tax considerations applicable to the exercise of Debt Warrants; (vii) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; (viii) call provisions of such Debt Warrants, if any; and (ix) any other terms of the Debt Warrants.

    Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

    EXERCISE OF DEBT WARRANTS. Each Debt Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Debt Warrants offered thereby. Debt Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus
Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Debt Warrants. Upon receipt of payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable
Prospectus Supplement, Disney will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

PREFERRED STOCK WARRANTS

    GENERAL. Reference is made to the applicable Prospectus Supplement for the terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered, the Preferred Stock Warrant Agreement relating to such Preferred Stock Warrants and the Preferred Stock Warrant Certificates representing such Preferred Stock Warrants, including the following: (i) the designation and terms of the shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (ii) the designation and terms of any related shares of Preferred Stock with which such Preferred Stock Warrants are issued and the number of such Preferred Stock Warrants issued with each such share of Preferred Stock; (iii) the date, if any, on and after which such Preferred Stock Warrants and the related shares of Preferred Stock will be separately tradeable;
(iv) the offering price of such Preferred Stock Warrants, if any; (v) the number of shares of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and the initial price at which such shares may be purchased upon exercise; (vi) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire; (vii) a discussion of the material United States Federal income tax considerations applicable to the exercise of Preferred Stock Warrants; (viii) call provisions of such Preferred Stock Warrants, if any; and (ix) any other terms of the Preferred Stock Warrants.

    Preferred Stock Warrant Certificates will be exchangeable for new Preferred Stock Warrant Certificates of different denominations and Preferred Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Preferred Stock Warrants, holders of Preferred Stock Warrants will not have any of the rights of holders of Preferred Stock purchasable upon such exercise, and will not be entitled to any dividend payments on the Preferred Stock purchasable upon such exercise.

    EXERCISE OF STOCK WARRANTS. Each Preferred Stock Warrant will entitle the holder to purchase for cash such number of shares of Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Preferred Stock Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Stock Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Preferred Stock Warrants will become void.

    Preferred Stock Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Preferred Stock Warrants. Upon receipt of payment and the Preferred Stock Warrant Certificates properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Disney will, as soon as practicable, forward a certificate representing the number of shares of Preferred Stock purchasable upon such exercise. If less than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining amount of Preferred Stock Warrants.

                              PLAN OF DISTRIBUTION

    Disney may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the Securities will be named in an applicable Prospectus Supplement. Securities offered pursuant to a particular Prospectus Supplement are referred to herein as "Offered Securities."

    Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Disney also may, from time to time, authorize underwriters acting as its agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Disney in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by Disney to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Disney and, under certain circumstances, Old Disney, to indemnification against and contribution toward certain civil liabilities, including liabilities, under the Securities Act, and to reimbursement by Disney and, under certain circumstances, Old Disney for certain expenses.

    If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, Disney will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

    If so indicated in an applicable Prospectus Supplement, Disney will authorize dealers acting as its agents to solicit offers by certain institutions to purchase Offered Securities from Disney at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Disney. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, Disney shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

    The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the Securities.

                                 LEGAL MATTERS

    Certain legal matters with respect to the legality of the Securities being offered hereby will be passed upon for Disney and Old Disney by Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements and related schedules of Old Disney incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements and related schedule of Capital Cities incorporated in this Prospectus by reference to the Capital Cities Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports, given upon the authority of said firm as experts in auditing and accounting.

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    NO  DEALER,  SALESMAN  OR  OTHER  PERSON HAS  BEEN  AUTHORIZED  TO  GIVE ANY
INFORMATION OR  TO  MAKE  ANY  REPRESENTATIONS,  OTHER  THAN  THOSE  HEREIN,  IN
CONNECTION WITH THIS OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                ---------
Use of Proceeds...............................        S-2
Description of the Notes......................        S-2
Important Currency Information................       S-21
Foreign Currency Risks........................       S-22
Indexed Notes Risks...........................       S-22
Certain United States Federal Tax
 Considerations...............................       S-23
Plan of Distribution..........................       S-26
Legal Matters.................................       S-27
                       PROSPECTUS
Available Information.........................          2
Incorporation of Certain
 Documents by Reference.......................          2
Business of Disney............................          4
The Acquisition...............................          5
Use of Proceeds...............................          7
Ratios of Earnings to Fixed Charges...........          7
Description of the Debt Securities............          8
Description of Preferred Stock................         16
Description of Depositary Shares..............         19
Description of Warrants.......................         22
Plan of Distribution..........................         24
Legal Matters.................................         25
Experts.......................................         25

                                 $3,000,000,000

                            THE WALT DISNEY COMPANY

                               MEDIUM-TERM NOTES

                             ----------------------

                             PROSPECTUS SUPPLEMENT

                          ----------------------------

                            BEAR, STEARNS & CO. INC.
                                CS FIRST BOSTON
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.
                              MORGAN STANLEY & CO.
                                  INCORPORATED

                                 MARCH 7, 1996

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